Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

January 4, 2016

Collegium Pharmaceutical, Inc.

780 Dedham Street, Suite 800

Canton, MA 02021

Re:	Form S-1 Registration Statement File No. 333-208641 Underwritten Public Offering of 3,162,500 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (Registration No. 333-208641) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 18, 2015 under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the public offering (the “Offering”) of 3,162,500 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), all of which will be sold by the Company, and which includes 412,500 shares if the underwriters exercise in full their option to purchase additional shares.

We understand that the Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the Shares.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Second Amended and Restated Articles of Incorporation (the “Amended Charter”), (iv) the Company’s Amended and Restated Bylaws, (v) resolutions of the Board of Directors of the Company relating to the Offering and the issuance of the Shares as provided to us by the Company, (vi) the stock record books of the Company as provided to us by the Company, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering this opinion, we have assumed the legal capacity of all natural persons, the genuineness and authenticity of all signatures on original documents, the authenticity of all documents

Boston	Washington, D.C.	Detroit	New York	Pittsburgh
Berwyn	Harrisburg	Orange County	Princeton	Wilmington

www.pepperlaw.com

Collegium Pharmaceutical, Inc.

January 4, 2016

submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate, the due authorization, execution and delivery of all documents other than by the Company or its officers, where authorization, execution and delivery are prerequisites to the effectiveness of such documents and that the Shares will be issued against payment of valid consideration under applicable law.

We express no opinion herein as to the law of any state or jurisdiction other than the Virginia Stock Corporation Act of the Commonwealth of Virginia, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Virginia and reported judicial decisions interpreting such laws of the Commonwealth of Virginia and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that when (i) the price at which the Shares are to be sold has been approved by the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors of the Company, (ii) the Registration Statement has been declared effective by the Commission, (iii) the duly appointed officers of the Company and the Underwriters execute and deliver the Underwriting Agreement and (iv) the Shares are duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP